FORM 10-K                                       Page 274

Exhibit 23.1

                    McGLADREY & PULLEN

       Certified Public Accountants and Consultants




    CONSENT OF McGLADREY & PULLEN, INDEPENDENT AUDITOR




     We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31977; 33-31979; 33-51951; 33-51953 and 33-67800)
of our reports, dated February 11, 1994, except for Note 17 as to which the date is March 8, 1994, with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended January 2, 1994.








                                       McGLADREY & PULLEN






Greensboro, North Carolina
March 21, 1994

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